EXHIBIT 1.1

6,200,000 Firm Shares

Up to 930,000 Option Shares

CAS Medical Systems, Inc.

Common Stock, $0.004 par value

PURCHASE AGREEMENT

February 11, 2015

Craig-Hallum Capital Group LLC

As Representative of the Several Underwriters

Identified in Schedule I Annexed Hereto

222 South Ninth Street, Suite 350

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

CAS Medical Systems, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as manager (“Manager”), an aggregate of 6,200,000 shares of the Common Stock ($0.004 par value per share) of the Company (the “Firm Shares”). The Company also has granted to the Underwriter an option to purchase up to 930,000 additional shares of Common Stock on the terms and for the purposes set forth in Section 5 hereof (the “Option Shares” and together with the Firm Shares, collectively, the “Shares”). The shares of Common Stock ($0.004 par value per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

It is understood that the several Underwriters are to make a public offering of the Firm Shares and Option Shares, if any, as soon as the Manager deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Manager may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Manager for the Underwriters in the offering and sale of the Firm Shares and, if any, the Option Shares in accordance with this Purchase Agreement (the “Agreement”).

The Company has prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file number 333-188844), including a prospectus, relating to the Firm Shares and Option Shares, which registration statement and prospectus incorporate or are deemed to incorporate by reference documents that the Company has filed, or will file, with the Commission in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The registration statement as amended at the time it became effective for purposes of Section 11 of the Securities Act (as such section applies to the Underwriters), including the documents filed as part thereof and information contained or incorporated by reference in the prospectus or otherwise deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company files an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the

“Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company has also filed with, or transmitted for filing to, or shall promptly after the date of this Agreement file with or transmit for filing to, the Commission a prospectus supplement (in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), the “Prospectus Supplement”) pursuant to Rule 424 under the Securities Act. The term “Base Prospectus” means the prospectus dated May 24, 2013, relating to the Firm Shares and Option Shares, in the form in which it has most recently been filed with the Commission as part of the Registration Statement on or prior to the date of this Agreement. The term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement. The term “Preliminary Prospectus” means any preliminary form of Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the Base Prospectus and the Preliminary Prospectus, together with the free writing prospectuses, if any, each identified in Schedule II hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to purchasers of the Firm Shares at or prior to the Time of Sale as set forth in Schedule II hereto; “Time of Sale” means 7:00 a.m. Eastern Time on the date of this Agreement; and “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, deemed to be incorporated by reference therein, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such incorporated documents. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any Preliminary Prospectus, the Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference therein.

Any action by the Underwriters hereunder may be taken by the Manager on behalf of the Underwriters, and any such action taken by the Manager shall be binding upon the Underwriters.

1.          Representations and Warranties of the Company.   The Company represents and warrants to and agrees with each of the Underwriters on the date hereof, on the Closing Date (as defined in Section 4) and as of each Option Closing Date (as defined in Section 5), if any, that:

(a)          The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus is in effect, and to the Company’s knowledge, no proceedings for such purpose are pending before or threatened by the Commission.

(b)          The Base Prospectus and any Preliminary Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations thereunder (including, without limitation, Rule 430B(a) or 430A(b)).

(c)          (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement, as of the date hereof, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the

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statements therein not misleading; (iv) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Firm Shares and Option Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Firm Shares and Option Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including without limitation Rule 415(a)(5)); (v) at no time during the period that begins on May 24, 2013 and ends immediately prior to the execution of this Agreement did the Base Prospectus or any Preliminary Prospectus contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) the Time of Sale Prospectus does not, and at the Time of Sale, and at the Closing Date and at the Option Closing Date, if any, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vii) each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus; (viii) each road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ix) the Prospectus, as of the date it is filed with the Commission pursuant to Rule 424 and at the Closing Date, will comply in all material respects with the Securities Act (including without limitation Section 10(a) of the Securities Act) and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any road show or the Prospectus or any amendments or supplements thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company expressly for use therein are the statements contained in the underwriter table in, and the tenth, eleventh and twelfth paragraphs of, the “Underwriting” section of the Prospectus Supplement.

(d)          Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Firm Shares and Option Shares, in each case other than the Permitted Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of the Manager, other than the Permitted Free Writing Prospectuses and road shows furnished or presented to the Manager before first use. Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Firm Shares and Option Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Firm Shares and Option Shares, if any, free writing prospectuses pursuant to Rules 164 and 433 under the

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Securities Act; each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act; no Permitted Free Writing Prospectus conflicts with the information contained in the Registration Statement, any Preliminary Prospectus, Time of Sale Prospectus or Prospectus; and, to the Company’s knowledge, no free writing prospectus prepared by or on behalf of or used by any Underwriter contains any “issuer information” within the meaning of Rule 433(h)(2) under the Securities Act.

(e)          The Company was, at the time the Registration Statement was initially filed and when it became effective, eligible to use Form S-3 to register the offering of the Firm Shares and Option Shares contemplated hereby. The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement. The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

(f)           Intentionally Omitted.

(g)          Shares of Common Stock are listed for quotation on the NASDAQ Stock Market (“NASDAQ”), and the Company has not received any notice from NASDAQ that is pending regarding the delisting of such shares from NASDAQ. The Firm Shares and Option Shares are duly listed for quotation, and admitted and authorized for trading, subject to official notice of issuance, on NASDAQ. To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.

(h)          The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Company and its subsidiary, taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby, or (iii) result in the delisting of shares of Common Stock from NASDAQ (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i), (ii) or (iii) being herein referred to as a “material adverse effect”).

(i)           The Company’s wholly-owned subsidiary, Statcorp, Inc., is dormant and does not conduct operations or hold any material assets.

(j)           This Agreement has been duly authorized, executed and delivered by the Company.

(k)          The authorized and outstanding capitalization of the Company is as set forth in the Time of Sale Prospectus and will be as set forth in the Prospectus, subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants and conversion of preferred stock disclosed as outstanding in the Time of Sale Prospectus and the Prospectus, as the case may be, and the grant of stock options and restricted stock under existing equity incentive plans described in the Time of Sale Prospectus and the Prospectus. The authorized capital stock of the Company

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conforms and will conform in all material respects as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(l)          The shares of Common Stock outstanding prior to the issuance of the Firm Shares and the Option Shares to be sold by the Company have been duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights. All prior offers and sales of securities by the Company were made in compliance in all material respects with the Securities Act and all other applicable laws and regulations.

(m)          The Firm Shares and Option Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Firm Shares and Option Shares will not be subject to any preemptive or similar rights, except to the extent such have been waived.

(n)          Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company or its subsidiary pursuant to, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or its subsidiary; (ii) the certificate of incorporation or bylaws of the Company or its subsidiary; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company or its subsidiary (or any of their respective assets) is subject or bound.

(o)          No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), or approval of the Company’s stockholders, is required in connection with the issuance and sale of the Firm Shares and Option Shares or the consummation of the transactions contemplated hereby, other than (i) registration of the Firm Shares and Option Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance Rule 462(b) under the Securities Act), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Firm Shares and Option Shares are being offered by the Underwriters, or (iii) such as have already been obtained or as may be required by the rules of NASDAQ or FINRA.

(p)          (i)          There are no material actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or its subsidiary is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ) other than any such action, suit, claim, investigation or proceeding described in the Time of Sale Prospectus and the Prospectus. There are no statutes, regulations, contracts or other documents that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(ii)         To the Company’s knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which any of the officers or directors of the Company or its subsidiary is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ) (i) other than any such action, suit, claim, investigation or proceeding described in the Time

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of Sale Prospectus and the Prospectus or (ii) that are not required to be described in the Time of Sale Prospectus or the Prospectus and are not so described.

(q)          The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r)          The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and its subsidiary as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act, as applicable, and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the Time of Sale Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Time of Sale Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. CohnReznick LLP, which has expressed its opinion with respect to the consolidated financial statements and schedules of the Company, is an independent registered public accounting firm as required by the Securities Act.

(s)          All statistical or market-related data included or incorporated by reference in the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing Prospectuses are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing Prospectuses has, at the time it was made or upon any reaffirmation thereof, been made or reaffirmed at such time with a reasonable basis and in good faith.

(t)          The Company and its subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business and (iii) are in compliance with all terms and conditions of any such permit, license or approval; except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a material adverse effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a material adverse effect.

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(u)          The Company and its subsidiary (i) are and at all times have been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect; (ii) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”) that remains pending; (iii) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (iv) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) have not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; (vi) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct, in all material respects, on the date filed (or were corrected, in all material respects, or supplemented by a subsequent submission); and (vii) have not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any pending or unresolved recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(v)         The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to all Applicable Laws and Authorizations, except where such failure to comply would not, individually or in the aggregate, have a material adverse effect; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (if any) are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus when viewed in the context in which such results are described; and the Company has not received any written notices or correspondence from any governmental authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(w)          Except for rights that have been waived or satisfied, there are no contracts, agreements or understandings between the Company and any person granting such person the right to include such securities with the Shares registered pursuant to the Registration Statement.

(x)          Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not occurred any material adverse change, or any development reasonably expected to result in a material adverse change,

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in the assets, business, condition (financial or otherwise), management, results of operations or earnings of the Company and its subsidiary, taken as a whole other than net operating losses materially consistent with recent prior periods; (ii) the Company and its subsidiary have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction outside the ordinary course of business; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary course preferred stock dividend accruals; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiary; except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(y)          The Company and its subsidiary own no real property and have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiary, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiary; and any real property and buildings held under lease by the Company and its subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiary, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(z)          The Company and its subsidiary each owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its business as currently conducted or as proposed to be conducted (including the commercialization of products or services described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as under development) (collectively, the “Intellectual Property”), and, except as disclosed in the Time of Sale Prospectus, the Prospectus, or documents incorporated by reference therein, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the Time of Sale Prospectus and the Prospectus disclose is licensed to the Company; (ii) there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others, excluding patent prosecution proceedings, challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and its subsidiary have complied, in all material respects, with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its subsidiary; and (vii) the Company has disclosed to the U.S. Patent and Trademark Office all prior art that it believes to be relevant to the patentability of any patent application within the Intellectual Property, but has not necessarily conducted any search regarding such prior art, and the Company is not aware of any prior art that may render any patent applications with

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the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office.

(aa)         No material labor dispute with the employees of the Company or its subsidiary exists, except as described in the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect. Neither the Company nor its subsidiary is in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations as would not have a material adverse effect.

(bb)         The Company and its subsidiary are each insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the business in which they are engaged; and neither the Company nor its subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect.

(cc)         The Company and its subsidiary possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and neither the Company nor its subsidiary has received any notice of proceedings that remain pending relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect.

(dd)         Except as otherwise would not have a material adverse effect, no subsidiary of the Company is subject to any material direct or indirect prohibition on paying any dividends to the Company, on making any other distribution on such subsidiary’s capital stock, on repaying to the Company any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Time of Sale Prospectus and the Prospectus.

(ee)         The Company maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance with the requirements of the Exchange Act. The Company’s internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and at its most recent test date was effective in performing the functions for which it was established. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ff)         The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its subsidiary, is made known to the Company’s President and Chief Executive Officer and the Company’s Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective in performing the functions for which they were established; the principal executive officer (or its equivalent) and principal financial officer (or its equivalent) of the Company have made all certifications

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required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission (the “Sarbanes-Oxley Act”), and the statements made in each such certification are accurate; the Company, its subsidiary and the directors and officers of the Company and its subsidiary are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(gg)         Except as described in the Time of Sale Prospectus or the Prospectus, neither the Company or its subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Time of Sale Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement.

(hh)         All tax returns required to be filed by the Company or its subsidiary have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided; in each case except where such failure to file or pay would not have a material adverse effect.

(ii)         Neither the Company nor its subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiary has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company and its subsidiary have instituted and maintain policies and procedures designed to ensure continued compliance therewith, including without limitation a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj)         Except as set forth in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to previously outstanding options, rights or warrants.

(kk)         Neither the Company nor its subsidiary nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons, has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

2.          Agreements to Sell and Purchase.   Upon the basis of the representations and warranties herein contained, the Company hereby agrees to issue and sell 6,200,000 Firm Shares to the several Underwriters at a price of $1.222 per share (the “Purchase Price”), and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, agrees, severally and not jointly, to purchase from the Company at the Purchase Price the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Manager may determine) set forth opposite the name of such Underwriter set forth in Schedule I hereto.

3.          Terms of Public Offering.   The Company is advised by the Manager that the Underwriters intend to make a public offering of their respective portions of the Firm Shares as soon after this

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Agreement have become effective as in the Manager’s judgment is advisable. The Company is further advised by the Manager that the Firm Shares are to be offered to the public initially at $1.30 per share (the “Public Offering Price”).

4.          Payment and Delivery.   Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in Minneapolis, Minnesota against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m. Central Time, on February 17, 2015 or at such other time on the same or such other date, not later than February 19, 2015, as shall be designated in writing by the Manager. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Firm Shares shall be registered in such names and in such denominations as the Manager shall request in writing not later than one full business day prior to the Closing Date. The Firm Shares shall be delivered to the Manager on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Firm Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.          Over-Allotment Option.

(a)          For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Manager is hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, up to 930,000 Option Shares at the Purchase Price.

(b)          In connection with an exercise of the Over-Allotment Option, (a) the purchase price to be paid for the Option Shares is equal to the product of the Purchase Price multiplied by the number of Option Shares to be purchased (the aggregate purchase price to be paid on an Option Closing Date, the “Option Closing Purchase Price”).

(c)          The Over-Allotment Option granted pursuant to this Section 5 may be exercised by the Manager as to all (at any time) or any part (from time to time) of the Option Shares within 30 days after the date hereof. An Underwriter will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-Allotment Option by the Manager. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Manager, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (each, an “Option Closing Date”), which will not be later than three (3) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Manager, at such place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Manager. If such delivery and payment for the Option Shares does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice. The Manager may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.

(d)          Payment for the Option Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in Minneapolis, Minnesota against delivery of such Option Shares for the respective accounts of the several Underwriters at 10:00 a.m. Central Time, on each Option Closing Date.

6.          Conditions to the Underwriters’ Obligations.   The several obligations of the Underwriters are subject to the condition that all representations and warranties on the part of the Company contained

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in this Agreement are, on the date hereof, and on the Closing Date, true and correct, the condition that the Company has performed its obligations required to be performed prior to the Closing Date and the following further conditions:

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date:

(i)          none of the securities of the Company or its subsidiary are rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)         there shall not have occurred any change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), management, operations, earnings or prospects of the Company and its subsidiary, taken as a whole, from that set forth in the Time of Sale Prospectus that makes it, in the Manager’s reasonable judgment, impracticable or inadvisable to offer or sell the Firm Shares or Option Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)          The Underwriters shall have received on the Closing Date and on each Option Closing Date a certificate of the Company, dated the Closing Date or each Option Closing Date, as applicable, and signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the respective Option Closing Date, as applicable, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or each Option Closing Date, as applicable, and as to such other matters as the Manager may reasonably request. The delivery of the certificate provided for in this Section 6(b) shall constitute a representation and warranty of the Company as to the statements made in such certificate.

(c)          The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, (i) an opinion of Wiggin and Dana LLP, outside counsel for the Company and (ii) an opinion of O’Shea Getz P.C., special intellectual property counsel for the Company, each dated the Closing Date or the Option Closing date, as applicable, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibits A and B hereto, respectively, which such opinions shall include a negative assurance letter. The opinions of Wiggin and Dana LLP and O’Shea Getz P.C. shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d)          The Underwriters shall have received on the Closing Date, an opinion of Ellenoff Grossman & Schole LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(e)          The Underwriters shall have received, on each of the date hereof, the Closing Date and on each Option Closing Date, if any, a letter dated the date hereof, the Closing Date, or each Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from CohnReznick LLP, independent public accountants, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date and any Option Closing Date shall use a “cut-off date” not earlier than two business days prior to the date thereof.

(f)          No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or to the Company’s knowledge threatened by the Commission; no notice of objection of the Commission to

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the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the Manager’s reasonable satisfaction.

(g)          The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between the Manager and officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to Manager on or before the date hereof, shall be in full force and effect on the Closing Date.

(h)          The Underwriters shall have received on the Closing Date, and each Option Closing Date, if any, the duly executed and delivered Secretary’s Certificate, substantially in the form reasonably acceptable to the Manager.

(i)          The Firm Shares and Option Shares shall have been approved for listing on NASDAQ.

(j)          FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting terms and arrangements contemplated hereby.

7.          Covenants of the Company.   The Company covenants with each Underwriter as follows:

(a)          To furnish to the Manager, without charge, a photocopy of the signed Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Manager in Minneapolis, Minnesota, without charge, prior to 10:00 a.m. Central Time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

(b)          Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)          To furnish to the Manager a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Manager objects.

(d)          Except in accordance with Section 7(c) not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)          To advise the Manager promptly of any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any Prospectus Supplement or any Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; and if the Commission should enter such a stop order, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible.

(f)          If during the Prospectus delivery period any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if any event

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shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)          If, during such period after the first date of the public offering of the Firm Shares or the Option Shares the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses Manager will furnish to the Company) to which Firm Shares and Option Shares may have been sold by Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)          If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Company will advise Manager promptly and, if requested by the Manager, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(i)          If, at any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Firm Shares or Option Shares, the Registration Statement shall cease to comply with the requirements of the Securities Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify the Manager, (ii) promptly file with the Commission a new registration statement under the Securities Act, relating to the Firm Shares and Option Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Securities Act and shall be in a form satisfactory to the Manager, (iii) use its reasonable best efforts to cause such new registration statement or post-effective amendment to become effective under the Securities Act as soon as practicable, (iv) promptly notify the Manager of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Firm Shares and Option Shares to continue as contemplated in the Prospectus; all references herein

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to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any.

(j)          If the third anniversary of the initial effective date of the Registration Statement occurs before all the Firm Shares or Option Shares, if any, have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Firm Shares and Option Shares, if any, to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k)          To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Firm Shares and Option Shares.

(l)          Promptly to furnish such information or to take such action as the Manager may reasonably request and otherwise to qualify the Firm Shares and Option Shares, if any, for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Manager shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Firm Shares and Option Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation, to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Firm Shares and Option Shares) or subject itself to taxation in any jurisdiction if it is not otherwise so subject; and to promptly advise the Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the Firm Shares and Option Shares, if any, for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(m)          To make generally available to the Company’s security holders and to the Manager as soon as practicable an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; provided, however, that (1) such delivery requirements to the Company’s security holders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (2) such delivery requirements to the Manager shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

(n)          During the period beginning on the date of this Agreement and continuing to and including 90 days after the date of the Prospectus, and without the prior written consent of the Manager, not to (i) to issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, syndicate, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, any securities convertible into or exercisable or exchangeable for Common Stock (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii). The restrictions contained in the preceding sentence shall not apply to (i) the Firm Shares and Option Shares to be sold hereunder, (ii) the grant of options to purchase shares of Common Stock, or the grant of shares of restricted stock, pursuant to the Company’s

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equity incentive plans under the terms of such plans in effect on the date hereof, provided, in the case of stock options, that such stock options are granted at fair market value and in amounts and with exercise terms materially consistent with the Company’s past practice, or the sale of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans (or the filing of a registration statement on Form S-8 to register shares of Common Stock issuable under such plans), or (iii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this Agreement. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(o)          To prepare, if the Manager so requests, a final term sheet relating to the offering of the Firm Shares and Option Shares, containing only information that describes the final terms of the Firm Shares and Option Shares or the offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Firm Shares and Option Shares.

(p)          To comply with its obligations under Rule 433(d) under the Securities Act and Rule 433(g) under the Securities Act.

(q)          Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(r)          Not, at any time at or after the execution of this Agreement, to offer or sell any Firm Shares or Option Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Firm Shares or Option Shares, except in each case other than the Time of Sale Prospectus, the Prospectus and any Permitted Free Writing Prospectus.

(s)          To maintain during the offering of the Firm Shares and Option Shares a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(t)          To apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(u)          To use its best efforts to cause the Shares to be listed on NASDAQ and to maintain the listing of the Common Stock, including the Shares, on NASDAQ.

(v)         At the request of the Manager, by 7:30 a.m. (New York City time) on the date hereof, the Company shall issue a press release disclosing the material terms of the offering of the Firm Shares and Option Shares. The Company and the Manager shall consult with each other in issuing any other press releases with respect to the offering of the Firm Shares and Option Shares, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company will not issue press releases or engage in any other publicity, without the Manager’s prior written consent, for a period ending at 5:00 p.m. (New

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York City time) on the first business day following the 40th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

8.          Expenses.   Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Firm Shares and Option Shares under the Securities Act and all other fees or expenses of the Company in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Firm Shares and Option Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any securities or blue sky memorandum in connection with the offer and sale of the Firm Shares and Option Shares under the securities laws of the jurisdictions in which the Shares may be offered or sold and all expenses in connection with the qualification of the Firm Shares and Option Shares for offer and sale under such securities laws as provided in Section 7(l) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees incurred in connection with the review and qualification of the offering of the Firm Shares and Option Shares by FINRA, (v) all costs and expenses incident to listing the Firm Shares and Option Shares on NASDAQ, (vi) the cost of printing certificates representing the Firm Shares and Option Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Firm Shares and Option Shares, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the fees, disbursements and expenses of the Underwriter’s counsel in connection with the offering including in connection with the preparation and filing of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus and amendments and supplements to any of the foregoing or in connection with any of the matters set forth in this Section 8, and (x) all other costs and expenses of the Company incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; provided, that the reimbursement to the Underwriters of fees, disbursements and expenses set forth in clause (iii) solely with respect to the reasonable fees and disbursements of counsel for the Underwriters under such clause, and clauses (viii) and (ix), shall not exceed, in the aggregate, $95,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

Except as set forth in the preceding paragraph, the Underwriters will pay all of their costs and expenses, including stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding the above, if the sale of the Firm Shares and Option Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any obligation or covenant hereunder or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to

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themselves, severally, through the Manager on demand for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereby.

9.          Indemnity and Contribution.   (a) The Company agrees to indemnify and hold harmless each Underwriter and each dealer selected by each Underwriter that participates in the offer and sale of the Firm Shares and Option Shares (each a “Selected Dealer”), each person, if any, who controls any Underwriter or Selected Dealer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading; provided, however, that the Company shall not be liable under this Section 9(a) to the extent that such losses, claims, damages or liabilities are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to any Underwriter or the distribution of the Shares furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with information relating to such Underwriter or the distribution of the Shares furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall retain

18

counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not prejudiced as a result thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Manager. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)          To the extent the indemnification provided for in paragraph 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the

19

untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding anything herein to the contrary, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)          The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10.         Termination.   The Underwriters may terminate this Agreement by notice given by the Manager to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited or minimum or maximum prices shall have been established or maximum ranges for prices shall have been required on or by NASDAQ, (b) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium or material limitation on commercial banking activities shall have been declared by Federal, Minnesota or New York state authorities, (e) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (f) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (e) or (f), makes it, in the Manager’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Firm Shares or Option Shares, as the case may be, on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto).

11.         Effectiveness; Defaulting Underwriters.   This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth

20

opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Firm Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12.         Representations and Indemnities to Survive.   The respective agreements, representations, warranties, indemnities and other statements of the Company and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Firm Shares. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

13.         Entire Agreement.   (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Firm Shares and Option Shares. Reference is made to the engagement letter, dated January 27, 2015, between the Company and the Manager (the “C-H Engagement Letter”). Pursuant to the terms and conditions of Section 8 of the C-H Engagement Letter, on the Closing Date, the C-H Engagement Letter shall terminate, except as expressly set forth in Section 8 of the C-H Engagement Letter.

(b)          The Company acknowledges that in connection with the offering of the Firm Shares and Option Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person; (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; (iii) the Underwriters may have interests that differ from those of the Company; and (iv) the Purchase Price and the Public Offering Price of the Shares set forth in this Agreement were established and agreed to by the Company following arm’s length discussions with the Underwriters, and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Firm Shares and Option Shares.

(c)          This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained

21

herein. No purchaser of Firm Shares and Option Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.         Counterparts.   This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile or electronic transmission shall be equally as effective as delivery of an original counterpart of this Agreement. The failure by a party to deliver an original executed counterpart to this Agreement shall not affect the validity, enforceability and binding effect of this Agreement.

15.         Applicable Law.   This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.         Headings.   The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.         Notices.   All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Manager at Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, Minnesota 55402, Fax: (612) 334-6399, Attention: Rick Hartfiel, with copies to the Legal Department and Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105, Fax: (212) 401-4741, Attention: Robert F. Charron; and if to the Company shall be delivered, mailed or sent to CAS Medical Systems, Inc., 44 East Industrial Road, Branford, Connecticut 06405, Fax (203) 488-9438, Attention: President and Chief Executive Officer with a copy to Wiggin and Dana LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, Fax: (203) 363-7676, Attention: Michael Grundei.

22

Very truly yours,
CAS Medical Systems, Inc.

By:	/s/ Thomas M. Patton

Name:	Thomas M. Patton
Title:	President and Chief Executive Officer

Accepted as of the date hereof.

Acting severally on behalf of themselves and
the several Underwriters named in
Schedule I hereto

CRAIG-HALLUM CAPITAL GROUP LLC

By:	/s/ Bradley Baker

Name:	Bradley Baker
Title:	Chief Executive Officer

[Purchase Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Purchase Price on Closing Date

Craig-Hallum Capital Group LLC	6,200,000	$7,576,400

SCHEDULE II

Permitted Free Writing Prospectus

Orally communicated pricing information:

Price to the Public:	$1.30 per share
Price to the Underwriters:	$1.222 per share
Number of Firm Shares:	6,200,000

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 6(c)(i)

1.	The Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company;

2.	The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

3.	The Firm Shares and Option Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Firm Shares and Option Shares will not be subject to any preemptive or similar rights, other than rights which have been validly waived;

4.	The Agreement has been duly authorized, executed and delivered by the Company;

5.	Neither the execution and delivery by the Company of, nor the performance by the Company, of its obligations under this Agreement, will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company; (ii) the certificate of incorporation or bylaws of the Company; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company (or any of its assets) is subject or bound that is filed as an exhibit to the Registration Statement, except, in the case of clauses (i) and (iii) above, for such conflict, contravention, breach, violation, or lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect;

6.	No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, other than (i) registration of the Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance Rule 462(b) under the Securities Act), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the FINRA Conduct Rules or (iv) the approval of the listing of the Shares on NASDAQ;

7.	The initial Registration Statement was declared effective under the Securities Act as of 10:00 a.m. Eastern Time on June 6, 2013, the Prospectus was filed with the Commission pursuant to Rule 424(b) on [_____________], 2015, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the Commission and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, the Time of Sale Prospectus and the

A-1

Prospectus, and any amendment thereof or supplement thereto (in each case other than the financial statements, including the notes and schedules thereto, and other financial information contained therein, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Exchange Act;

8.	The statements in the Preliminary Prospectus and Prospectus under the headings “Description of Capital Stock” and “Legal Proceedings” to the extent that they constitute summaries of the terms of stock, matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects. The description in Item 15 of the Registration Statement, to the extent that it constitutes a summary of material regulatory or legal proceedings or matters, fairly summarize the matters described therein in all material respects.

9.	Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b);

10.	The Company is not, and after giving effect to the offer and sale of the Firm Shares and Option Shares and the use of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

11.	To our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

We have participated in conferences with representatives of the Company, representatives of its independent accountants and with representatives of the Underwriters and their counsel at which conferences the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Prospectus and the Prospectus (except as expressly provided in paragraph 8 above), no facts have come to our attention to cause us to believe that (a) the Registration Statement, as of its most recent effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Prospectus, as of the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, with respect to each of clauses (a), (b) and (c) of this paragraph, the financial statements, including the notes and schedules thereto and other financial information contained therein, as to which such counsel need express no belief).

A-2

Exhibit B

FORM OF OPINION OF COMPANY’S INTELLECTUAL PROPERTY COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 6(c)(ii)

1.	The Company is listed in the records of the U.S. Patent and Trademark Office (the “USPTO”) as the sole holder of record of each of the patents listed under the heading “U.S. Patents Held by the Company” on Schedule I hereof (the “U.S. Patents”) and each of the patent applications listed under the heading “U.S. Patent Applications Submitted by the Company” on Schedule I hereof (the “U.S. Applications”). To the best of our knowledge, the Company owns [__] issued U.S. Patents and [__] pending U.S. Applications. We know of no claims of third parties to any ownership interest or lien with respect to any of the U.S. Patents or U.S. Applications. To our knowledge, none of the U.S. Applications has been finally rejected unless so indicated on Schedule I.

2.	The Company is listed in the records of the appropriate foreign office as the sole holder of record of each of the foreign patents listed under the heading “Non-U.S. Patents Held by the Company” on Schedule II hereof (the “Non-U.S. Patents”) (collectively, the U.S. Patents and Non-U.S. Patents are referred to herein as the “Patents”) and each of the foreign patent applications listed under the heading “Non-U.S. Patent Applications Submitted by the Company” on Schedule II hereof (the “Non-U.S. Applications”) (collectively, the U.S. Applications and the Non-U.S. Applications are referred to herein as the “Applications”). We know of no claims of third parties to any of such Non-U.S. Patents or Non-U.S. Applications.

3.	The statements under the caption “Business—Trademarks, Patents and Copyrights,” “Risk Factors,” and “Legal Proceedings” (collectively, the “Intellectual Property Portion”) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Time of Sale Prospectus and any amendment or supplement thereto (or incorporated by reference therein), insofar as such statements constitute a summary of the Company’s Patents and Applications, to the best of our knowledge, fairly, accurately and completely summarize in all material respects the legal matters, documents and proceedings relating to such Patents and Applications described therein.

4.	Such counsel has no knowledge of any facts that would lead such counsel to conclude that the Company lacks any rights to use all Intellectual Property necessary to the conduct of its business as now or proposed to be conducted by the Company as described in the Time of Sale Prospectus. Such counsel is not aware of any facts that (i) would preclude the Company from having clear title to the Patents and Applications, or (ii) would lead such counsel to conclude that any of the Patents are invalid or unenforceable or that any patent issued in respect of an Application would be invalid or unenforceable.

5.	Such counsel is not aware that any valid patent is infringed by the activities of the Company described in the Time of Sale Prospectus or by the manufacture, use or sale of any product, device, instrument, drug or other material made and used by the Company.

6.	Such counsel is not aware of any material defects of form in the preparation or filing of the Applications on behalf of the Company. To the best of such counsel’s knowledge, the Company has complied with the USPTO duty of candor and disclosure for each of the U.S. Patents. Such counsel is unaware of any facts which would preclude the grant of a patent from each of the Applications. The Applications are being diligently pursued by the Company, provided however, that the Company may elect to abandon any pending application.

B-1

7.	Such counsel knows of no pending or threatened action, suit, proceeding or claim by governmental authorities or others that the Company is infringing or otherwise violating any patents, copyrights, trade secrets, know-how or other proprietary rights of a third party.

8.	Such counsel is not aware of any pending or threatened actions, suits, proceedings or claim by governmental authorities or others challenging the validity or scope of the Patents.

9.	Such counsel is not aware of any infringement on the part of any third party of the Patents, Applications, trade secrets, know-how or other proprietary rights of the Company.

10.	Such counsel has no knowledge of any patent rights of others which are or would be infringed by the Company’s products or uses of the Company’s products referred to in the Time of Sale Prospectus (or incorporated by reference therein).

Nothing has come to the attention of such counsel which causes such counsel to believe that the information contained in the Intellectual Property Portion of (1) the Registration Statement or the prospectus included therein at the time the Registration Statement became effective for purposes of Section 11 of the Securities Act (as such section relates to the Underwriters) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus as of the Time of Sale or, as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus as of its date or, as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

B-2

SCHEDULE I

U.S. Patents Held by the Company

1.          [__________]

2.          [__________]

3.          [__________]

4.          [__________]

5.          [__________]

U.S. Patent Applications Submitted by the Company

1.          [__________]

2.          [__________]

3.          [__________]

4.          [__________]

5.          [__________]

B-3

SCHEDULE II

Non-U.S. Patents Held by the Company

1.          [__________]

2.          [__________]

3.          [__________]

4.          [__________]

5.          [__________]

Non-U.S. Patent Applications Submitted by the Company

1.          [__________]

2.          [__________]

3.          [__________]

4.          [__________]

5.          [__________]

B-4

Exhibit C

____________________, 2015

Craig-Hallum Capital Group LLC

As representative of the underwriters named

in Schedule I to the Underwriting Agreement

referred to below

222 South Ninth Street, Suite 350

Minneapolis, Minnesota 55402

Dear Ladies and Gentlemen:

As an inducement to the underwriters (the “Underwriters”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of common stock (the “Common Stock”), of CAS Medical Systems, Inc. and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Craig-Hallum Capital Group LLC (the “Representative”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

The initial Lock-Up Period will commence on the date of this Agreement and continue and include the date 90 days after the date of the final prospectus used to sell Common Stock in the Offering pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the initial Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of such earnings results or material news, or the occurrence of such material event, as applicable, unless the Representative, waives, in writing, such extension.

The undersigned hereby acknowledges that the Company will be requested to agree in the Underwriting Agreement to provide written notice to the undersigned of any event that would result in an extension of the Lock-

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Up Period pursuant to the previous paragraph and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer. The undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Common Stock that the undersigned may purchase in the offering.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders of the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) transfers by testate succession or intestate succession or (vi) pursuant to the Underwriting Agreement; provided, in the case of clauses (i)-(v), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute and additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

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The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Underwriters that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (iii) the Offering is not completed by April 15, 2015.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf of
an entity)

[Lock-Up Agreement]

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